                                                                       FORM 10-Q

                                                              EXHIBIT 11

                               HICKOK INCORPORATED
             STATEMENT RE: COMPUTATION OF PER COMMON SHARE EARNINGS

                                    Three Months Ended                 Six Months Ended
                                          March 31                          March 31
                               ----------------------------      ----------------------------
                                   1997             1996             1997             1996
                               -----------       ----------      -----------       ----------
PRIMARY
-------

Average shares outstanding       1,193,017        1,192,850        1,192,932        1,192,850

Net effect of dilutive
     stock options - based
     on the treasury stock
     method using average
     market price                   19,407           27,750           19,928           29,879
                               -----------       ----------      -----------       ----------
         Total Shares            1,212,424        1,220,600        1,212,860        1,222,729
                               -----------       ----------      -----------       ----------
Net Income (Loss)              $   (72,269)      $  371,422      $  (266.710)      $  673,186
                               -----------       ----------      -----------       ----------
         Per Share             $     (0.06)      $     0.30      $     (0.22)      $     0.55
                               ===========       ==========      ===========       ==========

FULLY DILUTED
-------------
Average shares outstanding       1,193,017        1,192,850        1,192,932        1,192,850

Net effect of dilutive
     stock options - based
     on the treasury stock
     method using year-end
     market price, if
     higher than average
     market price                   19,407*          27,750*          19,928*          29,879*
                               -----------       ----------      -----------       ----------
         Total Shares            1,212,424        1,220,600        1,212,860        1,222,729
                               -----------       ----------      -----------       ----------
Net Income (Loss)              $   (72,269)      $  371,422      $  (266,710)      $  673,186
                               ===========       ==========      ===========       ==========
         Per Share             $     (0.06)      $     0.30      $     (0.22)      $     0.55
                               ===========       ==========      ===========       ==========


*Period-end market price is less than average market price, use same as primary shares.